Exhibit 10.1

AMENDMENT NO. 5 TO
LOAN AGREEMENT

          This Amendment No. 5 to Loan Agreement (the “Amendment”) is dated as of the 14th day of May, 2003 and is by and between LASALLE BANK NATIONAL ASSOCIATION (“Lender”) and eLOYALTY CORPORATION, a Delaware corporation (the “Borrower”).

W I T N E S S E T H:

          WHEREAS, Lender and Borrower are parties to that certain Loan Agreement, dated as of December 17, 2001 (as amended or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement); and

          WHEREAS, the Borrower has requested that the Loan Agreement be amended in certain respects;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Lender and Borrower hereby agree as follows:

          1. Amendments to Loan Agreement. In reliance on the representations and warranties set forth in Section 2 of this Amendment and subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment, the Loan Agreement is hereby amended as follows:

          1.1. The following definitions are hereby added to Section 1.1., inserted in appropriate alphabetical order:

“Dollar Equivalent” shall mean, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in any other currency, the equivalent amount in Dollars as determined by Lender at such time on the basis of the Spot Rate for the purchase of Dollars with such currency.”

“Dollars” and “$” each shall mean lawful money of the United States.”

“Euros” shall mean the currency of participating member states of the European Union that adopt a single currency in accordance with the Treaty on European Union of February 7, 1992.”

“Spot Rate” shall mean, with respect to a currency, the rate quoted by the Bank at the spot rate for the purchase by the Bank of such currency with another currency at approximately 11:00 a.m. (Chicago time) on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made.”

          1.2. The definition of “Borrowing Base Amount” is hereby amended and restated in its entirety as follows:

“Borrowing Base Amount” shall mean one hundred percent (100%) of the amount of Cash Collateral minus Seventy-Five Thousand and No/100 Dollars ($75,000).

1.3. The following Section 2.6 is hereby added:

2.6 Payment in Dollars. Unless otherwise specified by Bank, (a) principal and interest on all advances made to Borrower by Bank shall be payable by Borrower to Bank in the currency in which such advances are denominated and (b) all fees and other payments by Borrower to Bank shall be payable in Dollars.

          1.4. Section 5 is hereby labeled as Section 5.1 and the following Section 5.2 is hereby added:

5.2 Borrowing in UK Pounds Sterling/Euros. Borrower may borrow up to the Dollar Equivalent of Ten Million and No/100 Dollars ($10,000,000.00) of Revolving Loans in UK pounds sterling or Euros upon three (3) days written notice to Bank; provided, that if at any time such portion of the Revolving Loans exceeds the Dollar Equivalent of Ten Million and No/100 Dollars ($10,000,000.00), Borrower is required to remit such excess to Bank within five (5) Business Days. Borrower may not borrow in UK pounds sterling or Euros unless the minimum amount of such borrowing is at least the Dollar Equivalent of Five Hundred Thousand and No/100 Dollars ($500,000).

          2. Representations and Warranties. To induce the Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Lender that:

2.1. the execution, delivery and performance by the Borrower of this Amendment and each of the other agreements, instruments and documents contemplated hereby are within its corporate power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to the Borrower, the certificate of incorporation and by-laws of the Borrower (as amended to date), any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon the Borrower or any of its property;

2.2. each of the Loan Agreement and the other Loan Documents, each as amended by this Amendment, are the legal, valid and binding obligation of the Borrower to the extent the Borrower is a party thereto, and the Loan Agreement and such Loan Documents are enforceable against the Borrower in accordance with their respective terms;

          2.3. the representations and warranties of Borrower contained in the Loan Agreement and the Loan Documents, each as amended hereby, are true and correct in all material respects as of the date hereof, with the same effect as though made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date; and

          2.4. Borrower has performed in all material respects all of its obligations under the Loan Agreement and the other Loan Documents to be performed by it on or before the date hereof and as of the date hereof, Borrower is in compliance with all applicable terms and provisions of the Loan Agreement and each of the other Loan Documents to be observed and performed by it and, assuming the effectiveness of the consents set forth herein, no Event of Default has occurred and is continuing.

          3. Conditions. The effectiveness of the amendments and consents set forth above is subject to the following conditions precedent:

          3.1. Borrower shall have executed and delivered to Lender, or shall have caused to be executed and delivered to Lender, each in form and substance satisfactory to Lender, this Amendment and such other documents, instruments and agreements as Lender may reasonably request.

          3.2. All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel.

          3.3. Assuming the effectiveness of the consents set forth herein, no Event of Default shall have occurred and be continuing.

          4. References; Effectiveness. Each of the Lender and the Borrower hereby agree that all references to the Loan Agreement which are contained in any of the other Loan Documents shall refer to the Loan Agreement as amended by this Amendment.

          5. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

          6. Continued Effectiveness. Except as specifically set forth herein, the Loan Agreement and each of the other Loan Documents shall continue in full force and effect according to their respective terms.

          7. Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

          8. Costs and Expenses. Borrower hereby agrees that all expenses incurred by the Lender in connection with the preparation, negotiation and closing of the transactions contemplated hereby, including without limitation reasonable attorneys’ fees and expenses, shall be part of the Obligations.

          IN WITNESS WHEREOF, this Amendment has been executed as of, and is effective as of, the day and year first written above.

eLOYALTY CORPORATION, a Delaware
corporation, as Borrower

By Timothy J. Cunningham
Its Vice President, Chief Financial Officer & Secretary

LASALLE BANK NATIONAL ASSOCIATION, as Lender

By June Courtney
Its SVP